Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 28, 2022, with respect to the consolidated financial statements of Streamline Health Solutions, Inc. and its subsidiaries, included in this Annual Report on Form 10-K for the year ended January 31, 2022.

/s/ FORVIS, LLP (Successor to Dixon Hughes Goodman LLP)

Atlanta, Georgia

June 22, 2022